    As filed with the Securities and Exchange Commission on August 31, 1998
                                                          Registration No. 333-
===============================================================================
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   ------

                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ------

                           ACE CASH EXPRESS, INC.
         (Exact name of registrant as specified in its charter)

TEXAS                                                75-2142963
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                       1231 GREENWAY DRIVE, SUITE 800
                            IRVING, TEXAS  75038
                               (972) 550-5000
           (Address of registrant's principal executive offices)

                           ACE CASH EXPRESS, INC.
                           1997 STOCK OPTION PLAN
                            (Full Title of Plan)
                                   ------

                             Donald H. Neustadt
                   President and Chief Executive Officer
                           Ace Cash Express, Inc.
                       1231 Greenway Drive, Suite 800
                             Irving, Texas 75038
                               (972) 550-5000

        (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        Copy to: Richard A. Tulli, Esq.
                                 Gardere & Wynne, L.L.P
		                  1601 Elm Street, Suite 3000
   		                      Dallas, Texas  75201
    		                         (214) 999-3000

                                CALCULATION OF REGISTRATION FEE
===============================================================================================
Title of each class                      Proposed               Proposed          Amount of
of securities to be   Amount to be       maximum                maximum        registration fee
registered            registered (1)  offering price per   aggregate offering        (2)
-----------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value       900,000 shs.          $15.07           $13,563,000.00         $4,001.08
===============================================================================================

(1) Consists of shares of Common Stock that may become issuable under the Registrant's 1997 Stock Option Plan (the "Plan") described herein. There are also registered hereby such indeterminate number of shares as may become issuable by reason of the adjustment provisions of the Plan.
(2) Estimated solely for calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on August 26, 1998, as quoted in the Nasdaq National Market.

===============================================================================

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

---------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission on September 26, 1997.

        (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on October 30, 1997, as amended by the Registrant's Quarterly Report on Form 10-Q/A, filed with the Commission on October 31, 1997.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission on February 4, 1998.

        (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 5, 1998.

        (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 26, 1992, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus as part of the Registrant's Registration Statement on Form S-1 (Registration No. 33-53286).

    In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.
                                     II-2

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Texas law permits a Texas corporation to include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages arising from acts or omissions in the director's capacity as a director. Such a provision may not, however, eliminate or limit a director's liability to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Registrant's Restated Articles of Incorporation, as amended, contain a provision eliminating the liability of the Registrant's directors to the Registrant and its shareholders to the fullest extent permitted by Texas law, as it exists or may be amended or interpreted from time to time.

    In addition, the Registrant's Bylaws, as amended (the "Bylaws"), require it to indemnify its directors and officers against any and all liability and reasonable expenses that may be incurred by them in connection with or resulting from (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, (ii) an appeal of such action, suit or proceeding, or (iii) an inquiry or investigation that could lead to such an action, suit or proceeding, all to the fullest extent permitted by Texas law. The Bylaws also require the Registrant to pay or reimburse, in advance of the final disposition of any action, suit, or proceeding, all reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in an action, suit, or proceeding, all to the fullest extent permitted by Texas law.

    Texas law and the Bylaws also permit the Registrant to purchase and maintain insurance on behalf of its directors and officers against liabilities that they may incur in their capacities as such, whether or not the Registrant would have the power to indemnify them under Texas law or the Bylaws. The Registrant currently maintains such insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

*   5.1     Opinion of Gardere & Wynne, L.L.P.

*   10.34   Ace Cash Express, Inc. 1997 Stock Option Plan, as adopted August 4,
            1997.

*   10.35   Form of Incentive Stock Option Agreement.

*   23.1    Consent of Arthur Andersen LLP.

    23.2    Consent of Gardere & Wynne, L.L.P. (included as part of Exhibit
            5.1).

    24 Power of Attorney (set forth on the signature pages of the registration statement).


--------------------
*  Filed herewith

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (1)(i) and
    --------  -------
    (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 31st day of August, 1998.


                                   ACE CASH EXPRESS, INC.
                                   (Registrant)


                                   By:/S/ DONALD H. NEUSTADT
                                      ----------------------------------------
                                          Donald H. Neustadt
                                          President and Chief Executive Officer

    Each person whose signature appears below hereby constitutes and appoints Donald H. Neustadt and Jay B. Shipowitz, and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments, exhibits, certificates, and other documents in connection therewith, in connection with the registration under the Securities Act of shares of Common Stock issuable pursuant to the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Name                              Title                         Date
----                              -----                         ----

/S/ RAYMOND C. HEMMIG             Chairman of the Board,        August 31, 1998
------------------------          Director
Raymond C. Hemmig



/S/ DONALD H. NEUSTADT            President, Chief Executive    August 31, 1998
------------------------          Officer, and Director
Donald H. Neustadt                (Principal Executive Officer)



/S/ JAY B. SHIPOWITZ              Senior Vice President,        August 31, 1998
------------------------          Chief Financial Officer,
Jay B. Shipowitz                  Treasurer and Secretary
                                  (Principal Financial and
                                  Accounting Officer)

/S/ HOWARD W. DAVIS               Director                      August 31, 1998
------------------------
Howard W. Davis


/S/ MARSHALL B. PAYNE             Director                      August 31, 1998
------------------------
Marshall B. Payne


/S/ EDWARD W. ROSE, III           Director                      August 31, 1998
------------------------
Edward W. Rose, III


/S/ CHARLES DANIEL YOST           Director                      August 31, 1998
------------------------
Charles Daniel Yost

                              INDEX TO EXHIBITS

                                                                 Sequentially
Exhibit                                                             Numbered
Number                            Exhibit                             Page
-------                           -------                         -----------

* 5.1       Opinion of Gardere & Wynne, L.L.P.

* 10.34 Ace Cash Express, Inc. 1997 Stock Option Plan, as adopted August 4, 1997.

* 10.35     Form of Incentive Stock Option Agreement.

* 23.1      Consent of Arthur Andersen LLP.

  23.2 Consent of Gardere & Wynne, L.L.P. (included as part of Exhibit 5.1).

  24 Power of Attorney (set forth on the signature pages of the registration statement).

--------------------
*  Filed herewith

                                EXHIBIT 10.34
                ACE CASH EXPRESS, INC. 1997 STOCK OPTION PLAN

                           ACE CASH EXPRESS, INC.

                           1997 STOCK OPTION PLAN

On August 4, 1997, the Board of Directors of Ace Cash Express, Inc. adopted the following 1997 Stock Option Plan:

      1. PURPOSE. The purpose of the Plan is to provide key employees with a proprietary interest in the Company through the granting of options which will
            (a) increase the interest of the key employees in the Company's and its Subsidiaries' welfare;
            (b) furnish an incentive to the key employees to continue their services for the Company and its Subsidiaries; and
            (c) provide a means through which the Company and its Subsidiaries may attract able persons to enter its employ.

      2.    ADMINISTRATION.  The Plan will be administered by the Committee.

      3. PARTICIPANTS. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries to whom options are to be granted and who will, upon such grant, become participants in the Plan. For purposes of the Plan, "key employees" are those officers and employees whose performance and responsibilities are determined by the Committee to be influential to the success of the Company and its Subsidiaries.

      4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to a key employee who owns more than 10% of the voting power of all classes of capital stock of the Company or its Parent or Subsidiaries; except that this limitation will not apply if the option price is at least 110% of the fair market value of the Common Stock at the time the Incentive Option is granted and the Incentive Option is not exercisable more than five years from the date it is granted.

      5. SHARES SUBJECT TO PLAN. The Committee may not grant options under the Plan for more than 600,000 shares of Common Stock, but this number may be adjusted to reflect, if deemed appropriate by the Committee, any stock dividend , stock split, share combination, recapitalization, or the like of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be re-offered under the Plan.

      6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any key employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under the Plan and all incentive stock option plans of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the date of grant of each option) of the Common Stock purchasable by exercise of an Incentive Option (or an installment thereof) shall be counted against the $100,000 annual limitation for a key employee only for the calendar year such Common Stock is first purchasable under the terms of the option.

      7. ALLOTMENT OF SHARES. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of options to key employees of the Company or its Subsidiaries. The grant of an option to a key employee shall not be deemed to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

     8. GRANT OF OPTIONS. All options under the Plan shall be granted by the Committee, which is authorized to grant Incentive Options and Nonqualified Options under the Plan. Each grant of options shall be evidenced by a stock option agreement containing such terms and provisions as are approved by the Committee, but not inconsistent with the Plan, including (without limitation) provisions that may be necessary to assure that any option that is intended to be an Incentive Option will comply with Section 422 of the Internal Revenue Code. The Company shall execute stock option agreements upon instructions from the Committee. The Plan shall be submitted to the Company's shareholders for approval. The Committee may grant options under the Plan prior to the time of shareholder approval, and those options will be effective when granted, but if for any reason the shareholders of the Company do not approve the Plan prior to one year from the date of adoption of the Plan by the Board, all options granted under the Plan will be terminated and of no effect. No option may be exercised in whole or in part prior to such shareholder approval. A stock option agreement may provide that the participant may request approval from the Committee to exercise an option or a portion thereof by tendering shares of Common Stock, at the fair market value per share on the date of exercise, in lieu of cash payment of the exercise price.

      9. OPTION PRICE. The option price of an Incentive Option shall not be less than 100% of the fair market value per share of the Common Stock (or 110% of such value if required by Section 4) on the date the Incentive Option is granted. The Committee shall determine the fair market value of the Common Stock on the date of grant of the Incentive Option, using any reasonable valuation method, and shall set forth the determination in the resolutions it adopts or in minutes.

      10. OPTION PERIOD. The Option Period will begin on the date the option is granted, which will be the date the Committee authorizes the option unless the Committee specifies another date (which can only be a later date if the option is an Incentive Option). No option may terminate later than ten years from the date the option is granted. The Committee may provide for the exercise of options in installments and upon such terms, conditions, and restrictions as it may determine. The Committee may provide for termination of the option in the case of termination of employment or for any other reason.

      11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) prior to expiration of his or her right to exercise an option in accordance with the provisions of the applicable stock option agreement without having totally exercised the option, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised by the participant on the date of his or her death or disability (or to such other extent provided in the stock option agreement), (a) in the case of death, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant, or (b) in the case of disability, by the participant or his or her personal representative, provided the option is exercised prior to the date of its expiration or not more than 180 days after the date of termination of the participant's employment because of his or her death or disability (or such other date as may be provided in the stock option agreement), whichever first occurs. The date of disability of a participant shall be determined by the Committee.

      12. PAYMENT. Full payment for shares purchased upon exercising an option shall be made at the time of exercise in cash or by check, or if the stock option agreement so permits, by tendering shares of Common Stock at the fair market value per share at that time, or on such other terms as are set forth in the applicable stock option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a shareholder of the Company regarding those shares until those shares are issued to him. In addition, the participant shall tender payment of such amount as may be requested by the

Company, if any, for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of an option.

      13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period at such times, in such amounts, in accordance with such terms, and subject to such restrictions as are set forth in the applicable stock option agreements. A stock option agreement may provide for acceleration of exercise upon termination of employment for any reason. In no event may an option be exercised or shares be issued pursuant to the exercise of an option if any requisite action, approval, or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

      14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option or purchase price may be adjusted to reflect, as deemed appropriate by the Committee, any stock dividend, stock split, share combination, exchange of shares, sale of all or substantially all outstanding capital stock, recapitalization, merger, consolidation, separation, reorganization, sale of all or substantially all assets, liquidation, or the like of or by the Company. In the event of a merger, consolidation, share exchange, sale of all or substantially all outstanding capital stock, reorganization, sale of all or substantially all assets, liquidation, recapitalization, separation, or the like of or by the Company, the Company (acting by or through the Board or the Committee) may make such arrangements as it deems advisable with respect to outstanding options granted under the Plan, and those arrangements shall be binding upon each participant who holds an outstanding option granted under the Plan, including (without limitation) arrangements for the substitution of new options for any options then outstanding (by conversion or otherwise), the assumption of any such outstanding options, or the payment for any such outstanding options. Any such arrangements relating to an Incentive Option shall comply with the requirements of Section 422 of the Internal Revenue Code and the regulations thereunder. If (a) the Company becomes a party to an agreement providing for the merger, consolidation, or share exchange of or by the Company, any other sale of all or substantially all of the outstanding Common Stock, or any sale of all or substantially all of the assets of the Company (any such transaction, a "Transaction") and the agreement provides that the holders of the outstanding shares of Common Stock will receive cash, securities, or other property directly or indirectly from one or more persons or entities other than the Company or any of its Subsidiaries (collectively, if more than one, the "Purchaser") upon the effectiveness of the Transaction, and
(b) the Company does not make arrangements for the substitution of new options from the

Purchaser for any options then outstanding (by conversion or otherwise), the assumption of such options by the Purchaser, or the payment for such options, then the Plan shall terminate and any options outstanding under the Plan shall terminate upon the effectiveness of such Transaction; provided, however, that all outstanding options granted under the Plan (whether or not theretofore vested or exercisable) shall become immediately exercisable during the ten days immediately preceding the effective date of such Transaction as well as on the effective date of the Transaction until it is effective. If the options will so terminate upon the effectiveness of a Transaction, the Company shall give each holder of an option at least ten days' notice of the opportunity to exercise his or her options before such termination. The Company shall, prior to the effectiveness of the Transaction, issue all Common Stock purchased by exercise of outstanding options, and such Common Stock shall be treated as issued and outstanding for purposes of the Transaction.

      15. NON-ASSIGNABILITY. Incentive Options and, unless specified in the applicable stock option agreement, Nonqualified Options may not be transferred other than by will or by the laws of descent and distribution. Except to the extent provided in Section 11, during a participant's lifetime, Incentive Options and, unless specified in the applicable stock option agreement, Nonqualified Options granted to a participant may be exercised only by the participant.

      16. INTERPRETATION AND LIABILITY. The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations. Neither the Committee nor any member thereof shall be liable for any action, omission, interpretation, construction, or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including, without limitation, attorneys' fees) arising therefrom to the full extent permitted by law and the Articles of Incorporation and the Bylaws of the Company.

      17. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board or the Committee without the approval of the shareholders of the Company, except that any amendment that would (a) materially increase the number of securities that may be issued under the Plan or (b) materially modify the requirements of eligibility for participation in the Plan must be approved by the shareholders of the Company.

      18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any key employee any right to be granted an option to purchase Common Stock or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights of the holders thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding. Nothing in this Plan shall be construed as conferring upon any participant the right to continue as an employee, officer, or director of the Company.

      19. TERM. Unless sooner terminated by action of the Board, this Plan will terminate on August 4, 2007. The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

      20. APPLICABLE LAW. This Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.

      21. DEFINITIONS. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
      (a)   "Board" means the Board of Directors of the Company.
      (b) "Committee" means the committee of the Board appointed to administer the Plan, or in the absence of such a committee, the entire Board.
      (c) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).
      (d)   "Company" means Ace Cash Express, Inc., a Texas corporation.
      (e) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code.

      (f) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.
      (g) "Nonqualified Option" means an option granted under the Plan which is not an Incentive Option.
      (h) "Option Period" means the period during which an option may be exercised.
      (i) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock in one of the other corporations in the chain.
      (j) "Plan" means this 1997 Stock Option Plan as may be amended from time to time.
      (k) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                                EXHIBIT 10.35
                  FORM OF INCENTIVE STOCK OPTION AGREEMENT

                                ACE CASH EXPRESS, INC.

                          INCENTIVE STOCK OPTION AGREEMENT


    1.  Grant of Option.  Pursuant to the 1997 Stock Option Plan (the "Plan")
        ----------------
for key employees of Ace Cash Express, Inc., a Texas corporation (the "Company"), and its Subsidiaries, the Company grants to


                ---------------------------
                   (the "Option Holder")

an Incentive Option to purchase from the Company a total of ____________ shares of Common Stock at $__________ per share (being at least the fair market value per share of the Common Stock on the date of grant) in the amounts, during the periods, and upon the other terms and conditions set forth in this Agreement.

    2.  Time of Exercise.  Except only as specifically provided elsewhere in
        -----------------
this Agreement, this option is exercisable in the following cumulative installments:
        (a) Up to 25% of the total optioned shares at any time after ________________________;
        (b) Up to an additional 25% of the total optioned shares at any time after ________________________;
        (c) Up to an additional 25% of the total optioned shares at any time after ________________________;
        (d) Up to an additional 25% of the total optioned shares at any time after ________________________.
If an installment covers a fractional share, such installment will be rounded off to the next highest share, except for the final installment, which will be for the balance of the total optioned shares. In the event of the termination of the Option Holder's employment with the Company and its Subsidiaries for any reason, the option will be exercisable only to the extent that the Option Holder could have exercised it on the date of his termination of employment. The installments of the option may become exercisable earlier than stated above in this Section 2 to the extent provided in Section 14 of the Plan.

    3.  Subject to Plan.  This option and the grant and exercise thereof are
        ----------------
subject to the terms and conditions of (including, without limitation, the definitions set forth in) the Plan, which is incorporated herein by reference and


<PAGE

made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. In addition, this option is subject to any rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.

    4.  Term.  This option will terminate at the first to occur of the
        -----
following:
        (a)  5 p.m., Dallas, Texas time, on ______________________.
        (b) 5 p.m., Dallas, Texas time, on the date that is 180 days after the date the Option Holder's employment with the Company and its Subsidiaries terminates by reason of the Option Holder's death or disability.
        (c) 5 p.m., Dallas, Texas time, on the date on which the Option Holder's employment with the Company or any of its Subsidiaries is terminated for Cause (as defined below in this Section 4).
        (d) 5 p.m., Dallas, Texas time, on the date that is 30 days after the date the Option Holder's employment with the Company and its Subsidiaries terminates for a reason other than death, disability, or Cause.
For the purposes of this Agreement, "Cause" shall mean (i) the involvement of the Option Holder in a felony-grade crime or any crime involving theft or fraud; (ii) the violation by the Option Holder of any provision of Section 11 hereof; or (iii) the Option Holder's gross and willful inattention to his or her duties as a key employee of the Company, other than due to a cause beyond the reasonable control of the Option Holder. The existence of Cause for the termination of Option Holder's employment, as determined in good faith by the Company, shall be binding for the purposes of this Agreement.

    5.  Who May Exercise.  During the lifetime of the Option Holder, this
        -----------------
option may be exercised only by the Option Holder. If the Option Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) prior to the termination date specified in Section 4(a) hereof without having exercised this option as to all of the optioned shares, this option may be exercised, to the extent the Option Holder could have exercised this option on the date of his or her death or disability, at any time prior to the earlier of the dates specified in Sections 4(a) and 4(b) hereof by (i) the Option Holder's estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the Option Holder in the event of the Option Holder's death, or (ii) the Option Holder or his or her personal representative in the event of the Option Holder's disability, subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations. For the purposes of this Agreement, the Company shall determine the date of disability of the Option Holder.

    6.  Restrictions on Exercise.  This option:
        -------------------------
        (a) may be exercised only with respect to full shares, and no fractional share of stock shall be issued;
        (b) may not be exercised in whole or in part, and no cash or certificates representing shares subject to this option shall be delivered, if any requisite action, approval, or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured; and
        (c) may be exercised only if, at all times during the period beginning with the date of grant of this option and ending on the date 30 days prior to the date of exercise, the Option Holder was an employee of the Company or any of its Subsidiaries; provided, that if the Option Holder's continuous employment is terminated (i) for Cause, the option shall terminate in accordance with Section 4(c) hereof, or (ii) by death or disability, or if the Option Holder dies or becomes disabled within such 30-day period, the option may be exercised in accordance with Section 5 hereof.

    7.  Manner of Exercise.  Subject to such administrative regulations as the
        -------------------
Committee may from time to time adopt, the Option Holder or beneficiary shall, in order to exercise this option, give written notice to the Company of the number of shares being purchased and the purchase price to be paid therefor, accompanied by the following:
        (a) full payment in United States dollars of the option or purchase price in the form of cash or a check for the shares of Common Stock being purchased; and
        (b)	such documents as the Company, in its discretion, deems necessary
    (i) to evidence the exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other similar law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other similar law, as then in effect.
The Company may permit the Option Holder to exercise this option by delivering to the Company, in lieu of payment of the option or purchase price directly by the Option Holder, a properly executed notice of exercise together with irrevocable instructions to a securities broker to promptly deliver to the Company cash or a check payable and acceptable to the Company in the full amount of the option or purchase price to exercise the option; provided, that the Option Holder and
                                     -3-
the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

    8.  Non-Assignability.  This option is not assignable or transferable by the
        ------------------
Option Holder except by will or by the laws of descent and distribution.

    9.  Rights of Shareholder.  The Option Holder will have no rights as a
        ----------------------
shareholder of the Company with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for those shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificates.

    10. Capital Adjustments and Reorganizations.  The number of shares of
        ----------------------------------------
Common Stock covered by this option, and the option or purchase price thereof, shall be subject to such adjustment as the Committee may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, sale of all or substantially all outstanding capital stock, recapitalization, merger, consolidation, separation, reorganization, sale of all or substantially all assets, liquidation, or the like of or by the Company. The Company (acting by or through the Board or the Committee) may also, in the event of a merger, consolidation, share exchange, sale of all or substantially all outstanding capital stock, reorganization, sale of all or substantially all assets, liquidation, recapitalization, separation, or the like of or by the Company, make such arrangements as it deems advisable with respect to outstanding options granted under the Plan, and those arrangements shall be binding upon the Option Holder. As provided in Section 14 of the Plan, those arrangements may include (without limitation) arrangements for the substitution of new options for any options then outstanding (by conversion or otherwise), the assumption of any such outstanding options, or the payment for any such outstanding options. Any such arrangements relating to the option evidenced by this Agreement shall comply with the requirements of Section 422 of the Internal Revenue Code and the regulations thereunder.

    11. Nondisclosure, Noncompetition, and Nonsolicitation.
        ---------------------------------------------------
        (a) The Option Holder is entering into and agreeing to the provisions of this Section 11 to induce the Company to offer to him or her an option to acquire an equity interest in the Company and in consideration of the grant of the option provided for in this Agreement. The Option Holder hereby acknowledges that in his or her capacity as a key employee of the Company, he or she will acquire knowledge of and have contact with valuable customers of the Company and will acquire confidential information relating to the Company's business, including (without limitation) information about the needs of customers served by the Company, knowledge of trained executives and employees, compilations of information, records and specifications, processes, programs, systems, and methods of doing business of the Company (all of which knowledge and information being hereinafter collectively referred to as "Trade Secrets"). (In this Section 11, all references to the "Company" after the first sentence of this subsection (a) shall include the Subsidiaries.)
        (b)	The Option Holder acknowledges and agrees that all Trade Secrets are valuable, special, and unique assets of the Company, the disclosure of which would cause substantial injury and loss of profits and goodwill to the Company. The Option Holder therefore agrees that, during the term of his or her employment and at all times thereafter, he or she shall not, directly or indirectly, disclose or disseminate any Trade Secret to any other person, partnership, association, corporation, or other entity, or lecture upon, publish articles concerning, or otherwise use or employ any such Trade Secret, except (in any case) as required in the course of his or her employment with the Company. In addition, all data, drawings, programs , systems, and other records and written materials prepared or compiled by the Option Holder or furnished to him or her during the term of his or her employment with the Company shall be the sole and exclusive property of the Company, and none of such data, drawings, programs, systems, or other records or written materials, or copies thereof, shall be retained by the Option Holder upon or following termination of his or her employment.
        (c)	The Option Holder further acknowledges and agrees that the
    experience which he or she will gain and the information which he or she will acquire while an employee of the Company regarding the Trade Secrets will enable him or her to injure the Company if he or she should compete with the Company in any enterprise a material part of the business of which is competitive with the business conducted or proposed during his or her employment to be conducted by the Company. For those reasons and in consideration of the Company's granting the Option Holder this option or permitting him or her to acquire shares of Common Stock under this option, the Option Holder hereby agrees to the following:

        (i) Without the prior written consent of the Company, the Option Holder shall not during the period of his or her employment, directly or indirectly, invest or engage in any business that is competitive with that of the Company or accept employment with or render services to a competitor of the Company as a director, officer, agent, employee or consultant, or take any action inconsistent with the fiduciary responsibility of any employee to his or her employer. If the employment of the Option Holder is terminated by the Company other than for Cause within 18 months from the date of this Agreement, the Option Holder shall not thereafter be subject to any noncompetition restriction contained in this Agreement (though any noncompetition restriction contained in any other agreement shall not be affected). Except as provided in the immediately preceding sentence, if the employment of the Option Holder is terminated for any reason other than death or disability by either the Option Holder or the Company, the Option Holder agrees that for two years following such termination, he or she shall not, directly or indirectly, either through any kind of ownership (other than ownership of securities of publicly held corporations of which he or she owns less than 1% of any class of outstanding securities) or as a director, officer, agent, employee or consultant, engage in any enterprise a material part of the business of which is competitive with the business conducted or proposed during his or her employment to be conducted by the Company in Dallas County, Texas, in any county of any State, District, or territory of the United States in which he or she had supervisory responsibility at the time of termination, and in any county adjacent to such counties, that is competitive with the business conducted by the Company during his or her employment or, to his or her knowledge, proposed during such term of employment to be conducted by the Company, nor shall the Option Holder contact, solicit, or divert any past or present customers of the Company in the course of engaging in such competition or otherwise.
        The Option Holder expressly agrees that the restrictions contained herein are reasonable under the circumstances.
        (ii) During the term of his or her employment by the Company and for two years after the termination of such employment for any reason whatsoever, the Option Holder shall not use or disclose to any person, partnership, association, corporation or other entity, except as required in the course of his or her employment with the Company, any information (whether constituting a Trade Secret or otherwise) obtained while an employee of the Company and shall not, on his or her own behalf or on the behalf of any other person, partnership, association, corporation or other entity, solicit customers or employees of the Company or in any manner attempt to induce any person to leave the employment of the Company or cease his or her business or commercial relationship with the Company.

    12. Law Governing.  This Agreement is to be performed in the State of Texas
        --------------
and shall be construed and enforced in accordance with, and governed by, the laws of such State.

    13. Date of Grant.  The date of grant of this option is _________________.
        --------------

    14. Notices.  All notices or other communications required or permitted
        --------
hereunder to be given to either of the parties hereto shall be in writing and shall be effective upon receipt by the party entitled to such notice when personally delivered or when transmitted by overnight or same-day courier or by United States registered or certified mail, postage prepaid, to the appropriate one of the following addresses:

                  If to the Company:          Ace Cash Express, Inc.
                                              1231 Greenway Drive
                                              Suite 800
                                              Irving, Texas  75038
                                              Attention:____________________

                  If to the Option Holder:
                                             _________________________________
                                             _________________________________
                                             _________________________________
                                             _________________________________


A party's address for notice may be changed by that party's giving notice of such change of address to the other party hereto in accordance with the foregoing provisions of this Section 14.

    15. Inurement.  Subject to the restrictions against transfer or assignment
        ----------
set forth herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assignee, successors in interest, personal representatives, guardians, estates, heirs, and legatees of the parties hereto (as appropriate). Except as permitted or contemplated by this Agreement, the Option Holder agrees that he or she will not hypothecate or otherwise create or suffer to exist any lien, claim, or encumbrance on this option or on any of the optioned shares owned by him or her. Except as provided herein, this Agreement is not intended to confer any rights or benefits upon any person or entity that is not a party hereto.

    16. Severability and Reformation.  The parties intend all provisions of
        -----------------------------
this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. The covenants and agreements of the Option Holder contained in Section 11 shall survive the termination or expiration of this Agreement.

    17. Attorneys' Fees.  If any legal action is brought by either party to
        ----------------
enforce the terms and conditions of this Agreement, the prevailing party shall be entitled, in addition to any other relief which may be awarded, to recover from the other party the prevailing party's reasonable attorneys' fees together with its other costs and reasonable and necessary expenses incurred in connection with such litigation.

    18. Definitions; Gender and Number.  In this Agreement, (i) terms with
        -------------------------------
their initial letters capitalized are used as defined in the Plan, unless otherwise defined herein, and (ii) whenever required by the context, the pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.

    19. Counterparts.  This Agreement may be executed in counterparts, each of
        -------------
which shall be deemed an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Option Holder, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement to be effective as of the date specified in Section 13 hereof.

                                            Company:
                                            --------
                                            ACE CASH EXPRESS, INC.


                                            By: ______________________________


                                            Option Holder:
                                            --------------


                                            __________________________________

                                 EXHIBIT 5.1
                     OPINION OF GARDERE & WYNNE, L.L.P.

214-999-3000


                              August 31, 1998

Ace Cash Express, Inc.
1231 Greenway Drive, Suite 800
Irving, Texas 75038

Gentlemen:

    We have served as counsel for Ace Cash Express, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 900,000 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company ("Common Stock") that may be issued and sold by the Company pursuant to the Ace Cash Express, Inc. 1997 Stock Option Plan (the "Option Plan").

    With respect to the foregoing, we have examined the Registration Statement and such other documents, and such legal matters, as we have deemed necessary to render the opinion expressed herein. Based on the foregoing, we are of the opinion that the Shares reserved for issuance pursuant to the Option Plan, when issued and sold in accordance with the Option Plan and the corresponding option agreements entered into by the Company for consideration equal to at least the par value per Share, will be duly authorized, validly issued, and fully paid and nonassessable.

    We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the heading "Interests of Named Experts and Counsel."

                             Very truly yours,

                             GARDERE & WYNNE, L.L.P.


                             By: /S/ RICHARD A. TULLI
                                 --------------------
                                 Richard A. Tulli, Partner

                                EXHIBIT 23.1
                     CONSENT OF ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 1997, included in the Annual Report on Form 10-K of Ace Cash Express, Inc. for the fiscal year ended June 30, 1997, and to all references to our Firm included in this Registration Statement on Form S-8.


                                          ARTHUR ANDERSEN LLP

Dallas, Texas
August 31, 1998